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                                                                     Exhibit 3.4

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                         QUEST DIAGNOSTICS INCORPORATED

1.    NAME. The name of the Corporation is Quest Diagnostics Incorporated.

2. ADDRESS. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Registered Agent at such address is The Corporation Trust Company.

3. CORPORATE PURPOSE. The purpose of the Corporation is (i) to own and operate medical, clinical, industrial and research laboratories, and (ii) to research, manufacture, design, construct, use, buy, sell, lease, hire and deal in and with articles and property of all kinds, to render services of all kinds, and (iii) generally to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. CAPITALIZATION. The total number of shares which the Corporation may henceforth have is 310,000,000, of which 10,000,000 shares are to have a par value of $1.00 each and 300,000,000 shares are to have a par value of $0.01 each, which shares shall be classified as follows:

      10,000,000 shares, of the par value of $1.00 each, are to be Series Preferred Stock; and

      300,000,000 shares, of the par value of $0.01 each, are to be Common
      Stock.

      The relative voting, dividend, liquidation and other rights, preferences and limitations of the shares of each class are as follows:

            I. The Preferred Stock may be issued from time to time in one or more series, each such series to have the number of shares and designation, and the shares of each such series to have such relative rights, preferences or limitations, as the Board of Directors, subject to the limitations prescribed by law or provided herein, may from time to time fix, before issuance, by filing an appropriate certificate ("Certificate of Designation") with the Secretary of State pursuant to the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the fixing of the following:

            (a) The number of shares to constitute the series and the distinctive designation thereof;

            (b) The dividend rate on the shares of the series; whether dividends shall be cumulative, and, if so, from what date or dates;

            (c) Whether or not the shares of the series shall be redeemable and, if redeemable, the terms upon which the shares of the series may be redeemed and the premium, if any, over and above the par value thereof and any dividends accrued thereon which the share of the series shall be entitled to receive upon the redemption thereof;

            (d) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares for retirement and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

            (e) Whether or not the shares of the series shall be convertible into shares of any class or classes of stock of the Corporation, with or without par value, or of any other series of the same class and, if convertible, the conversion price or prices or the rate at which such conversion may be made and the method, if any, of adjusting the same;


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            (f) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

            (g) The restrictions, if any, on the payment of dividends upon, and the making of the distributions to any class of stock ranking junior to the shares of the series, and the restrictions, if any, on the purchase or redemption of the shares of any such junior class;

            (h) Whether the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; and

            (i) Any other relative rights, preferences and limitations of the series.

            II. Holders of shares of Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the rates fixed by the Board of Directors for the respective series, before any dividends shall be declared and paid, or set apart for payment, on any other class of stock of the Corporation ranking junior to the Preferred Stock either as to dividends or assets, with respect to the same dividend period.

            III. Whenever, at any time, dividends on the then outstanding Preferred Stock as may be required by the terms of the certificate creating the series representing the shares outstanding shall have been paid or declared and set apart for payment on the then outstanding Preferred Stock and after complying with all the provisions with respect to any retirement or sinking fund or funds for any series of Preferred Stock, the Board of Directors may, subject to the provisions of any certificate creating any series of Preferred Stock with respect to the payment of dividends on any other class or classes of stock, declare and pay dividends on the Common Stock, and the Preferred Stock shall not be entitled to share therein.

            IV. Upon any liquidation, dissolution or winding-up of the Corporation, after payment if any is required, shall have been made in full to the Preferred Stock as provided in any certificate creating any series thereof, but not prior thereto, the Common Stock shall, subject to the respective terms and provisions, if any, of any such certificate, be entitled to receive any and all assets remaining to be paid or distributed, and the Preferred Stock shall not be entitled to share therein.

            V. No holder of Common Stock or any series of Preferred Stock shall, as such holder, have any preemptive or preferential right of subscription to any stock of any class of the Corporation or to any obligations convertible into any such stock or to any right of subscription to, or to any warrant or option for, the purchase of any stock, other than such, if any, as the Board of Directors of the Corporation in its discretion may determine from time to time.

            VI. The holders of the Common Stock shall have the right to vote on all questions to the exclusion of all other classes of stock, except as by law expressly provided or as otherwise expressly provided with respect to the holders of any other class or classes of stock.

4A.   VOTING CUMULATIVE PREFERRED STOCK

      (1) Designation and Amount. An aggregate of 1,000 shares of Series Preferred Stock, with a par value of $1.00 per share, are hereby constituted as a series designated as 1996 Voting Cumulative Preferred Stock" (the "Cumulative Preferred Stock"). The maximum number of shares of Cumulative Preferred Stock shall be 1,000. The Cumulative Preferred Stock is issuable in whole shares only.

      (2) Dividends and Distributions.

         (a) Holders of shares of Cumulative Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash at the rate of 10.00% (the "Dividend Rate") per annum, provided, however, that if the


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   Corporation issues senior subordinated notes on or prior to December 31,
   1997, the Dividend Rate per annum shall be the greater of (a) 10% and (b) the yield to maturity of such senior subordinated notes issued by the Corporation expressed as a percentage plus 1%. Dividends on the Cumulative Preferred Stock shall be payable quarterly on the first day of January, April, July and October in each year.

         (b) Dividends shall begin to accrue and be cumulative on outstanding shares of Cumulative Preferred Stock from the date of issue of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date of the determination of holders of shares of Cumulative Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

      (3) Voting Rights. (a) The holders of shares of Cumulative Preferred Stock shall have the right, with holders of shares of Common Stock and any other capital stock of the Corporation having voting rights (voting together as one class), to vote on all matters submitted to a vote of the stockholders of the Corporation. Each holder of shares of Cumulative Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other class or series of preferred stock having like voting rights being entitled to such number of votes, if any, for each share of such stock held as may be granted to them).

         (b) The holders of the Cumulative Preferred Stock shall be entitled to vote as a separate class on any amendment to the Certificate of Incorporation which adversely affects the rights of the Cumulative Preferred Stock; provided, however, that any increase in the amount of authorized Common Stock or authorized Preferred Stock or any increase or decrease in the number of shares of any series of Preferred Stock or the creation and issuance of other series of Common Stock or Preferred Stock shall not be deemed to adversely affect such rights.

      (4) Certain Restrictions.

         Whenever quarterly dividends or other dividends or distributions payable on the Cumulative Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Cumulative Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Cumulative Preferred Stock;

                        (ii) declare or pay dividends, or make any other
                  distributions, on any shares of Parity Preferred Stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Cumulative Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Cumulative Preferred Stock; or

                        (iv) redeem or purchase or otherwise acquire for
                  consideration any Parity Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective


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                  annual dividend rates and other relative rights and
                  preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

            The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this
      Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            (5) Reacquired Shares. Any shares of Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in this Certificate of Incorporation, in any Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

            (6) Liquidation Preference. The shares of Cumulative Preferred Stock shall rank, as to liquidation, dissolution or winding-up of the Corporation, prior to the shares of Common Stock and any other class of stock of the Corporation ranking junior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding-up of the Corporation, so that in the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the holders of the Cumulative Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of shares of Common Stock or any other such junior stock, an amount equal to $1,000.00 per share (the "Liquidation Preference" of a share of Cumulative Preferred Stock) plus an amount equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid on the shares of Cumulative Preferred Stock to the date of final distribution. The holders of the Cumulative Preferred Stock will not be entitled to receive the Liquidation Preference and such dividends until the liquidation preference of any other class of stock of the Corporation ranking senior to the Cumulative Preferred Stock as to rights upon liquidation, dissolution or winding-up shall have been paid (or a sum set aside therefor sufficient to provide for payment) in full. After payment of the full amount of the Liquidation Preference and such dividends, the holders of shares of Cumulative Preferred Stock will not be entitled to any further participation in any distribution of assets by the Corporation. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of shares of Cumulative Preferred Stock and any Parity Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributable among such holders ratably in accordance with the respective amounts which would be payable on such shares if all amounts payable thereon were paid in full. For the purposes hereof, neither a consolidation or merger of the Corporation with or into any other corporation, nor a merger of any other corporation with or into the Corporation, nor a sale or transfer of all or any part of the Corporation's assets for cash or securities shall be considered a liquidation, dissolution or winding-up of the Corporation.

            (7) Conversion. The Cumulative Preferred Stock is not convertible into shares of any other class or series of stock of the Corporation.

            (8) Redemption.

                  (a) Optional Redemption. The shares of the Cumulative Preferred Stock may be redeemed at the option of the Corporation, as a whole, or from time to time in part, at any time, up to 1,000 shares of Cumulative Preferred Stock, out of funds legally available therefor, upon giving a Redemption Notice as set forth in paragraph 8(c) hereof; provided, however, that shares of the Cumulative Preferred Stock shall not be redeemable prior to December 31, 2002. Subject to the foregoing, on or after such date, shares of the Cumulative Preferred Stock are redeemable at the redemption prices per


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      share (expressed as a percentage of the Liquidation Preference set forth below) plus an amount in cash equal to all dividends (whether or not earned or declared) accrued and accumulated and unpaid to, but excluding, the date fixed for redemption (the "Redemption Amount") if redeemed during the 12-month period beginning January 1 of each of the years set forth below:

                 Year                                      Percentage
                 2003     ...........................       106.000%
                 2004     ...........................       104.000%
                 2005     ...........................       102.000%
                 2006     and thereafter.............       100.000%

      If the Corporation effects such redemption, it shall do so ratably according to the number of shares held by each holder of Cumulative Preferred Stock.

            (b) Mandatory Redemption. On January 1, 2022, the Corporation shall redeem all of the then outstanding shares of Cumulative Preferred Stock, out of funds legally available therefor at a redemption price equal to the Liquidation Preference. The Corporation shall use its best efforts to cause funds to be legally available therefor. The redemption payment for each share of Cumulative Preferred Stock shall be the Redemption Amount, in cash, as of January 1, 2022.

            (c) Mechanics of Redemption.

                  (i) At least 30 days prior to the date fixed for any
            redemption pursuant to Section 8(a) or (b) (a "Redemption Date"), the Corporation shall send a written notice (the "Redemption Notice") to each holder of shares of Cumulative Preferred Stock to be redeemed on such date (the "Redemption Shares") stating: (A) the total number of Redemption Shares; (B) the number of Redemption Shares held by such holder; (C) the Redemption Date; (D) the Redemption Amount per share; and (E) the manner in which and the place at which such holder is to surrender to the Corporation the certificate or certificates representing its Redemption Shares.

                  (ii) Upon surrender to the Corporation, in the manner and at the place designated, of a certificate or certificates representing Redemption Shares, the Redemption Amount for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. All such surrendered certificates shall be canceled.

                  (iii) If a notice of redemption has been given pursuant to this Section 8 and if, on or before the date fixed for redemption, the funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the pro rata benefit of the holders of the Redemption Shares, then, notwithstanding that any certificates for such Redemption Shares have not been surrendered for cancellation, on the Redemption Date dividends shall cease to accrue on the shares to be redeemed, and at the close of business on the Redemption Date the holders of such shares shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be outstanding. Subject to applicable escheat laws, any moneys so set aside by the Corporation and unclaimed at the end of two years from the Redemption Date shall revert to the general funds of the Corporation, after which reversion the holders of such Redemption Shares shall look only to the general funds of the Corporation for the payment of the amounts payable upon such redemption. Any interest accrued on funds so deposited shall be paid to the Corporation from time to time.


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                  (iv) The Corporation shall not be obligated to pay the
            Redemption Amount to any holder of Redemption Shares unless the certificates evidencing such shares are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.

                  (v) A Redemption Notice may provide that it is subject to the occurrence of any event before the Redemption Date specified in such notice (a "Conditional Redemption") and such notice of Conditional Redemption shall be of no effect unless all such conditions to the redemption have occurred before the Redemption Date or have been waived by the Corporation.

            (9) Authorization and Issuance of Other Securities. No consent of the holders of the Cumulative Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Corporation, (b) the creation, or increase or decrease in the amount, of any class or series of stock of the Corporation ranking on a parity with, senior to or junior to the Cumulative Preferred Stock or as to payment of dividends or amounts upon liquidation, dissolution or winding up, or (c) any increase or decrease in the amount of authorized Common Stock or any increase, decrease or change in the par value thereof or in any other terms thereof.

            (10) Rank. The Cumulative Preferred Stock will rank senior to the Corporation's Common Stock and the Series A Preferred Stock (as defined in
      Section 4B), on a parity with any series of preferred stock ranking on a parity with the Cumulative Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution and winding up ("Parity Preferred Stock"), and junior to all other series of preferred stock that do not expressly provide, that such series is to rank junior to or on a parity with the Cumulative Preferred Stock.

            (11) Amendment. The Board of Directors reserves the right by subsequent amendment of this Certificate of Incorporation from time to time to increase or decrease the number of shares that constitute the Cumulative Preferred Stock (but not below the number of shares thereof then outstanding) and in other respects to change the powers, preferences or special rights of the Cumulative Preferred Stock within the limitations provided by law and this Certificate of Incorporation.

4B.   SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

            (1) Designation and Amount. An aggregate of 1,300,000 shares of Series Preferred Stock, par value $1.00 of the Corporation are hereby constituted as a series designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock").

            (2) Dividends and Distributions.

                  (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock or any similar stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of


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      Common Stock (by, reclassification or otherwise), declared on the Common
      Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                  (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this
      Section immediately after it declares a dividend or distribution of the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                  (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

            (3) Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights.

                  (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number shares of Common Stock that were outstanding immediately prior to such event.

                  (b) Except as otherwise provided herein, in any other certificate creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock


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      and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

                  (c) Except as set forth herein, holders of Series A Preferred Stock shall have no voting rights.

            (4) Certain Restrictions.

                  (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in
      Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                        (i) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock;

                        (ii) declare or pay dividends, or make any other
                  distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                        (iii) redeem or purchase or otherwise acquire for
                  consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding-up) to the Series A Preferred Stock; or

                        (iv) redeem or purchase or otherwise acquire for
                  consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph
      (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

            (5) Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation, in any other Certificate of Designation establishing a series of Preferred Stock or any similar stock or as otherwise required by law.

            (6) Liquidation, Dissolution, or Winding-Up. Upon any liquidation, dissolution or winding-up of the Corporation, no distribution shall be made (i) to the holder of shares of stock ranking junior

      (either as to dividends or upon liquidation, dissolution or winding-up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or wind-up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the provision in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (7) Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

            (8) Redemption. The shares of Series A Preferred Stock shall not be redeemable.

            (9) Rank. The Series A Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of any class of Preferred Stock or any similar stock that specifically provide that they shall rank prior to the Series A Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock or any similar stock ranking on a parity with or prior to the Series A Preferred Stock as to the payment of dividends or the distribution of assets.

            (10) Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect such Series adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

5. DIRECTORS. (a) The business and affairs of the Corporation shall be managed by a Board of Directors consisting of not less than three nor more than twelve persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors; and such exact number shall be six unless otherwise determined by a resolution so adopted by a majority of the entire Board of Directors. As used in this Certificate of Incorporation, the term "entire Board of Directors" means the total authorized number of directors which the Corporation would have if there were no vacancies.

      As of the Distribution Date (as defined in the Transaction Agreement dated as of November 22, 1996 among Corning Incorporated, Corning Life Sciences Inc., the Corporation, Covance and Corning Clinical Laboratories Inc. (Michigan) (the "Distribution Date"), the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1998 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1999 Annual Meeting of Stockholders, and the terms of office of the third class to expire at the 2000 Annual Meeting of Stockholders. Commencing with the 1998 Annual Meeting of Stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain, if possible, the equality of the number of directors in each class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. If such equality is not possible, the increase or decrease shall be apportioned among the classes in such a way that the difference in the number of directors in any two classes shall not exceed one.

      (b) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, vacancies in any class of directors resulting from a newly created directorship, death, resignation, retirement, disqualification, removal from office or other cause shall, if occurring prior to the expiration of the term of office of such class, be filled only by the affirmative vote of a majority of the remaining directors of the entire Board of Directors then in office, although less than a quorum, or by the sole remaining director. Any director so elected shall hold office until the next election of the class for which such directors shall have been chosen and until his successor is elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

      (c) Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by this Paragraph 5 unless expressly otherwise provided by the resolution or resolutions providing for the creation of such series.

      (d) Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed by the stockholders from office at any time prior to the expiration of his term of office, but only for cause, and only by the affirmative vote of the holders of record of outstanding shares representing a majority of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, and (ii) any director may be removed from office by the affirmative vote of a majority of the entire Board of Directors, at any time prior to the expiration of his term of office, but only for cause.

      (e) Notwithstanding any other provision of this Certificate of Incorporation and subject to the other provisions of this Paragraph 5, the Board of Directors shall determine the rules and procedures that shall affect the Directors' power to manage and direct the business and affairs of the Corporation. Without limiting the foregoing, the Board of Directors shall designate and empower committees of the Board of Directors, shall elect and empower the officers of the Corporation, may appoint and empower other officers and agents of the Corporation, and shall determine the time and place of, and the notice requirements for, Board meetings, as well as quorum and voting requirements for, and the manner of taking, Board actions.

6. BUSINESS COMBINATION. (1) Certain Definitions. For the purposes of this Paragraph 6:

      A. "Business Combination" shall mean:

      (i) any merger or consolidation of the Corporation or any Subsidiary with
(a) an Interested Stockholder or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $20,000,000 or more; or

      (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to an interested Stockholder or an Affiliate or Associate of an Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $20,000,000 or more; or

      (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder; or

      (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly, or indirectly, of increasing the percentage of the outstanding shares of (a) any class of equity securities of the Corporation or any Subsidiary or (b) any class of securities of the Corporation or any Subsidiary convertible into equity securities of the Corporation or any Subsidiary, represented by securities of such class which are directly or indirectly owned by an Interested Stockholder and all of its Affiliates and Associates; or

      (vi) any agreement, contract or other arrangement providing for any one or, more of the actions specified in clauses (i) through (v) of this Section 1A.

      B. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on January 1, 1997.

      C. "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on January 1, 1997.

      D. "Continuing Director" shall mean (i) any member of the Board of Directors of the Corporation who (a) is neither the Interested Stockholder involved in the Business Combination as to which a vote of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent, or nominee of such Interested Stockholder, or the relative of any of the foregoing, and (b) was a member of the Board of Directors of the Corporation prior to the time that such Interested Stockholder became an Interested Stockholder, (ii) any successor of a Continuing Director described in clause (i) who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors of the Corporation, and
(iii) any person who is a member of the Board of Directors of the Corporation at the Distribution Date and any successor thereto who is recommended or elected by the affirmative vote of a majority of the Continuing Directors then on the Board of Directors of the Corporation.

      E. "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30 day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not reported on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any similar inter-dealer quotation system then in use, or if no such quotation is available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

      F. "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

      (i) is, or was at any time within the two-year period immediately prior to the date in question, the Beneficial Owner of 10% or more of the voting power of the then outstanding Voting Stock of the Corporation; or

      (ii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock of the Corporation of which an Interested Stockholder was the Beneficial Owner at any time within the two-year period immediately prior to the date in question, if such assignment or succession shall have occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act of 1933, as amended.

      For the purpose of determining whether a Person is an Interested Stockholder, the outstanding Voting Stock of the Corporation shall include unissued shares of Voting Stock of the Corporation of which the Interested Stockholder is the Beneficial Owner but shall not include any other shares of Voting Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Stockholder.

      G. A "Person" shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d) (2) of the Exchange Act.

      H. "Subsidiary" shall mean any corporation of which the Corporation owns, directly or indirectly, (i) a majority of the outstanding shares of equity securities of such corporation, or (ii) shares having a majority of the voting power represented by all of the outstanding shares of Voting Stock of such corporation. For the purpose of determining whether a corporation is a Subsidiary, the outstanding Voting Stock and shares of equity securities thereof shall include unissued shares of which the Corporation is the Beneficial Owner but, except for the purposes of Section 1F, shall not include any other shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Corporation.

      I. "Voting Stock" shall mean outstanding shares of capital stock of the relevant corporation entitled to vote generally in the election of directors

      (2) Higher Vote for Business Combinations. In addition to any affirmative vote required by law or by this Certificate of Incorporation, and except as otherwise expressly provided in Section 3 of this Paragraph 6, any Business Combination shall require the affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of the then outstanding shares of the Voting Stock of the Corporation, voting together as a single class, it being understood that, for purposes of this Paragraph 6, each share of the Voting Stock of the Corporation shall have the number of votes granted to it pursuant to Paragraph 4 of this Certificate of Incorporation. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

      (3) When Higher Vote is Not Required.

      The provisions of Section 2 of this Paragraph 6 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, of the stockholders as is required by law and any other provision of this Certificate of Incorporation, if the conditions specified in either of the following paragraphs A and B are met:

      A. Approval by Continuing Directors. The Business Combination shall have been approved by the affirmative vote of a majority of the Continuing Directors, even if the Continuing Directors do not constitute a quorum of the entire Board of Directors.

      B. Form of Consideration, Price and Procedure Requirements. All of the following conditions shall have been met:

                  (i) With respect to each share of each class of Voting Stock of the Corporation (including Common Stock), the holder thereof shall be entitled to receive on or before the date of the consummation of the Business Combination (the "Consummation Date"), consideration, in the form specified in Section 3 (B) (ii) hereof, with an aggregate Fair Market Value as of the Consummation Date at least equal to the highest of the following:

                  (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder to which the Business Combination relates, or by any Affiliate or Associate of such Interested Stockholder, for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;

                  (b) the Fair Market Value per share of such class of Voting Stock of the Corporation on the Announcement Date; and

                  (c) the highest preferential amount per share, if any, to which the holders of shares of such class of Voting Stock of the Corporation are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation.

                  (ii) The consideration to be received by holders of a
            particular class of outstanding Voting Stock of the Corporation (including Common Stock) as described in Section 3(B) (i) hereof shall be in cash or if the consideration previously paid by or on behalf of the Interested Stockholder in connection with its acquisition of beneficial ownership of shares of such class of Voting Stock consisted in whole or in part of consideration other than cash, then in the same form as such consideration. If such payment for shares of any class of Voting Stock of the Corporation has been made with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the beneficial ownership of the largest number of shares of such class of Voting Stock previously acquired by the Interested Stockholder.

                  (iii) After such Interested Stockholder has become an
            Interested Stockholder and prior to the Consummation Date of such Business Combination: (a) except as approved by the affirmative vote of a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding preferred stock of the Corporation, if any; (b) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock of the Corporation (except as necessary to reflect any subdivision of the Common Stock) except as approved by the affirmative vote of a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by the affirmative vote of a majority of the Continuing Directors; and (c) such Interested Stockholder shall not have become the Beneficial Owner of any additional shares of Voting Stock of the Corporation except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

                  (iv) After such Interested Stockholder has become an
            Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation.

                  (v) A proxy or information statement describing the proposed
            Business Combination and complying with the requirements of the Exchange Act and the General Rules and Regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 45 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions thereof).

      (4) Powers of Continuing Directors. A majority of the Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 6, including, without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock of the Corporation beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 3 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $20,000,000 or more; and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Paragraph 6.

      (5) No Effect on Fiduciary Obligations

            A. Nothing contained in this Paragraph 6 shall be construed to relieve the members of the Board of Directors or an Interested Stockholder from any fiduciary obligation imposed by law.

            B. The fact that any Business Combination complies with the provisions of Section 3 of this Paragraph 6 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

7. SPECIAL STOCKHOLDER MEETINGS. Except as otherwise required by law, special meetings of the stockholders may be called only by the Board of Directors.

8. ACTION BY UNANIMOUS WRITTEN CONSENT. From and after the Distribution Date, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of all outstanding stock entitled to vote thereon and no action by non-unanimous written consent shall be permitted.

9. BYLAWS. The Board of Directors shall have the right to make, alter or repeal the Bylaws of the Corporation, subject to the right of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

10. ELECTIONS. The election of directors of the Corporation need not be by written ballot, unless the Bylaws of the Corporation otherwise provide.

11. INDEMNIFICATION. (a) No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

           (b) Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action either in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974, as amended, or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to be indemnified conferred in this Paragraph 11 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by the director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is to be rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan), in advance of the final disposition of proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Paragraph or otherwise. The Corporation may also provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

           (c) The indemnification provided by this Paragraph 11 shall not limit or exclude any rights, indemnities or limitations of liability to which any person may be entitled, whether as a matter of law, under the By-Laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

           (d) If a claim under paragraph (b) of this Paragraph 11 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard or conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct.

           (e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

12. AMENDMENT OR REPEAL. The affirmative vote of the holders of record of outstanding shares representing at least eighty percent (80%) of the voting power of all the outstanding Voting Stock of the Corporation shall be required to amend, alter or repeal, or adopt any provision or provisions inconsistent with, any provision of Paragraphs 5, 6, 7 and 8 and this Paragraph 12; provided, however, that this Paragraph 12 shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, alteration, repeal or adoption of any inconsistent provision or provisions, declared advisable by the Board of Directors by the affirmative vote of two-thirds of the entire Board of Directors and a majority of the Continuing Directors.

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         QUEST DIAGNOSTICS INCORPORATED

QUEST DIAGNOSTICS INCORPORATED, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Quest Diagnostics Incorporated. The date of filing of its original Certificate of Incorporation with the Secretary of State was December 12, 1990, and the name under which the corporation was originally incorporated is Corning Lab Services Inc.

2. The Restated Certificate of Incorporation attached hereto as Exhibit A only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of the corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of the Restated Certificate of Incorporation.

3. The Restated Certificate of Incorporation was duly adopted by the Board of Directors in accordance with Section 245 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Quest Diagnostics Incorporated has caused this certificate to be signed by Michael E. Prevoznik, its Corporate Vice President, and attested by Leo C. Farrenkopf, Jr., its Secretary, this 31st day of May, 2001


                                    Quest Diagnostics Incorporated



                                    By______________________________
                                        Michael E. Prevoznik
                                        Corporate Vice President

   Attest:

   By_______________________________
       Leo C. Farrenkopf, Jr.
       Secretary


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